Exhibit 99.1

FOR IMMEDIATE RELEASE

NICOLET BANKSHARES, INC. ANNOUNCES FIRST QUARTER 2023 RESULTS
AND COMPLETES BALANCE SHEET REPOSITIONING FOR FUTURE GROWTH

•Non-core moves result in $9 million loss (GAAP) while core banking operations earned $22 million (Non-GAAP) in first quarter
•Sold $500 million in held to maturity securities to reposition balance sheet for future growth
•Reduction in wholesale funding enhanced already strong liquidity position
•Expect meaningful improvement in net interest income and net interest margin from balance sheet repositioning
•Tangible common equity increased to 7.21%
•Core deposits remain stable

Green Bay, Wisconsin, April 18, 2023 - Nicolet Bankshares, Inc. (NYSE: NIC) (“Nicolet”) announced first quarter 2023 net loss of $9 million and loss per diluted common share of $0.61, compared to net income of $28 million and earnings per diluted common share of $1.83 for fourth quarter 2022, and net income of $24 million and earnings per diluted common share of $1.70 for first quarter 2022.

Core banking operations (or adjusted net income (Non-GAAP)) earned $22 million on growth in loans and wealth management fee revenue. Asset quality continued to be very good as nonperforming assets were 0.50% of total assets. Net income reflected non-core items and the related tax effect of each, including U.S. Treasury securities sale loss, expected loss (provision expense) on the Signature Bank sub debt investment (acquired in an acquisition), merger-related expenses, Day 2 credit provision expense required under the CECL model, as well as gains / (losses) on other assets and investments. These non-core items negatively impacted earnings per diluted common share $2.06 for first quarter 2023 and $0.01 for fourth quarter 2022, and positively impacted earnings per diluted common share $0.06 for first quarter 2022.

On March 7, Nicolet executed the sale of $500 million (par value) U.S. Treasury held to maturity securities for a pre-tax loss of $38 million or an after-tax loss of $28 million. The $500 million portfolio yielded approximately 88 bps with scheduled maturities in 2024 and 2025 (or average duration of 2 years). Proceeds from the sale were used to reduce existing FHLB borrowings with the remainder held in investable cash. At the time of sale, the borrowings had an all-in cost of 456 bps, and the investable cash earned 465 bps, leading to an expected increase in annual net interest income of approximately $17 million before tax. Nicolet estimates the loss from the balance sheet repositioning will be earned back in approximately two years.

As a result of the sale of securities previously classified as held to maturity, the remaining unsold portfolio of held to maturity securities, with a book value of $177 million, was reclassified to available for sale with a carrying value of approximately $157 million. The unrealized loss on this portfolio of $20 million increased the balance of accumulated other comprehensive loss (AOCI) $15 million, net of the deferred tax effect, and is subject to future market changes.

“We made several moves during the first quarter that were consistent with our mindset toward long-term thinking. Our goal with these moves was to make Nicolet a stronger and more nimble organization going forward,” said Mike Daniels, President and CEO of Nicolet. “The $500 million in U.S. Treasuries that were going to remain on our balance sheet for another two years were depressing our net interest margin, which had a negative effect on our earnings. In early March, after weighing the decision and prior to the banking turmoil, management and the Board felt it was in the best long-term interest of shareholders to sell the securities, as it better positions Nicolet for immediate and, more importantly, future success in the form of higher earnings. Based on this move, and as we began to see during March, we expect our net interest margin to increase for at least the next few quarters. Additionally, a benefit of this decision provides for better financial transparency as the recent public macro market has cast a cloud over the banking sector, in particular held to maturity securities. The non-core moves we made in the first quarter position Nicolet to remain a highly focused community bank that is funded by local core deposits. We expect to quickly get back to our position of producing top quartile shareholder profitability metrics.”

“Despite the volatility the banking industry has witnessed in the past 45 days, Nicolet remains extremely well-positioned to take advantage of any future disruption. We have ample liquidity to fund growth. Credit quality remains healthy, and we have little exposure to higher risk areas like office commercial real estate. Inclusive of first quarter results, our tangible common equity ratio improved, leaving us in the enviable position of deciding how best to utilize our capital going forward. And most importantly, the past two months have demonstrated just how talented and relationship-focused our employees are when it comes to taking care of our customers.” Daniels added.

Nicolet’s financial performance and certain balance sheet line items were impacted by the timing and size of Nicolet’s acquisition of Charter Bankshares, Inc. (“Charter”) on August 26, 2022. Certain income statement results, average balances, and related ratios for 2022 include contributions from Charter from the acquisition date. At acquisition, Charter added assets of $1.1 billion, loans of $827 million, and deposits of $869 million.

Balance Sheet Review
At March 31, 2023, period end assets were $8.2 billion, a decrease of $572 million (7%) from December 31, 2022, mostly investment securities due to the balance sheet repositioning. Total loans increased $43 million (3% annualized) from December 31, 2022. Total deposits of $6.9 billion at March 31, 2023, decreased $250 million (3%) from December 31, 2022, while total borrowings decreased $295 million from December 31, 2022 in FHLB advances. Total capital was $962 million at March 31, 2023, a decrease of $11 million since December 31, 2022, mostly from the balance sheet repositioning.

Asset Quality
Nonperforming assets were $41 million and represented 0.50% of total assets at March 31, 2023, compared to $40 million or 0.46% at December 31, 2022, and $49 million or 0.68% at March 31, 2022. The allowance for credit losses-loans was $62 million and represented 1.00% of total loans at March 31, 2023, compared to $62 million (or 1.00% of total loans) at December 31, 2022, and $50 million (or 1.07% of total loans) at March 31, 2022. Asset quality trends have been solid and loan net charge-offs were negligible.

Income Statement Review - Quarter
Net loss for first quarter 2023 was $9 million, compared to net income of $28 million for fourth quarter 2022.

Net interest income was $57 million for first quarter 2023, down $11 million from fourth quarter 2022, the net of $2 million higher interest income and $13 million higher interest expense. The higher interest income was largely attributable to organic loan growth and the repricing of new and renewed loans in a rising interest rate environment, partly offset by lower interest income on investment securities from the balance sheet repositioning. The increase in interest expense was mostly due to higher average rates, reflecting the rising interest rate environment as well as the migration of customer deposits to higher rate deposit products. The net interest margin for first quarter 2023 was 2.91%, down 48 bps from 3.39% for fourth quarter 2022. The yield on interest-earning assets increased 22 bps (to 4.49%) mostly due to the rising interest rate environment, while the cost of funds increased 97 bps (to 2.30%) for first quarter 2023, attributable mainly to the repricing of deposits and funding in the higher interest rate environment.

Noninterest income was a negative $22 million for first quarter 2023, a $37 million unfavorable change compared to fourth quarter 2023. Excluding net asset gains (losses), noninterest income for first quarter 2023 was $17 million, a $2 million increase over fourth quarter 2023. The sequential quarter increase included higher wealth revenue, a favorable change in the fair value of nonqualified deferred compensation plan assets, and higher net LSR income from slowing prepayment speeds, partly offset by a decrease in other noninterest income (mostly crop insurance sales and broker fees).

Noninterest expense of $45 million increased $1 million (2%) from fourth quarter 2023. Personnel expense was minimally changed at $24 million, with higher salaries from annual merit increases and an increase in the fair value of nonqualified deferred compensation plan liabilities substantially offset by lower incentive compensation given the current period net loss. Non-personnel expenses increased 1% between the sequential quarters including higher occupancy, equipment, and office expense (mostly snowplowing and technology solutions) and higher data processing (mostly volume-based core system processing), substantially offset by lower business development and merger-related expenses.

About Nicolet Bankshares, Inc.
Nicolet Bankshares, Inc. is the bank holding company of Nicolet National Bank, a growing, full-service, community bank providing services ranging from commercial, agricultural and consumer banking to wealth management and retirement plan services. Founded in Green Bay in 2000, Nicolet National Bank operates branches in Wisconsin, Michigan, and Minnesota. More information can be found at www.nicoletbank.com.

Use of Non-GAAP Financial Measures
This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income or core banking operations, non-GAAP adjusted earnings per diluted common share, tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Nicolet’s results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided. See “Reconciliation of Non-GAAP Financial Measures (Unaudited)” below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also aid investors in comparing Nicolet’s financial performance to the financial performance of peer banks. Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Forward Looking Statements “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this communication, which are not statements of historical fact, constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements generally can be identified by words or phrases such as, without limitation, “anticipate,” “believe,” “aim,” “can,” “conclude,” “continue,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “may,” “might,” “outlook,” “possible,” “plan,” “predict,” “project,” “potential,” “seek,” “should,” “target,” “will,” “will likely,” “would,” or the negative of these terms or other comparable terminology, as well as similar expressions, and in this press release include our statements about the anticipated time to earn back the loss from the sale of U. S. Treasuries, anticipated increases in our net income margin and our expectations of returning to the top quartiles in shareholder profit metrics.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to: (i) deterioration in the financial condition of Nicolet’s borrowers, including as a result of the negative impact of inflationary pressures on our customers and their businesses, resulting in significant increases in loan losses and provisions for those losses; (ii) fluctuations or differences in interest rates on loans or deposits from those that Nicolet is modeling or anticipating, including as a result of Nicolet’s inability to better match deposit rates with the changes in the short-term rate environment, or that affect the yield curve; (iii) adverse conditions in the national or local economies including in Nicolet’s operating markets; (iv) the inability of Nicolet, or entities in which it has significant investments, to maintain the long-term historical growth rate of its loan portfolio; (v) the ability to grow and retain low-cost core deposits and retain large, uninsured deposits, including during times when Nicolet is seeking to limit the rates it pays on deposits; (vi) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (vii) effectiveness of Nicolet’s asset management activities in improving, resolving or liquidating lower-quality assets; (viii) the impact of competition with other financial institutions, including pricing pressures and the resulting impact on Nicolet’s results, including as a result of the negative impact to net interest margin from rising deposit and other funding costs; (ix) the results of regulatory examinations; (x) Nicolet’s ability to identify potential candidates for, consummate, and achieve synergies from, potential future acquisitions; (xi) difficulties and delays in integrating acquired businesses or fully realizing costs savings and other benefits from acquisitions; (xii) risks of expansion into new geographic or product markets; (xiiii) any matter that would cause Nicolet to conclude that there was impairment of any asset, including goodwill or other intangible assets; (xiv) reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Nicolet), to retain financial advisors (including as a result of the competitive environment for associates) or otherwise to attract customers from other financial institutions; (xv) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies, required capital maintenance levels or regulatory requests or directives; (xvii) the vulnerability of Nicolet’s network and online banking portals, and the systems of parties with whom Nicolet contracts, to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xviii) the possibility of increased compliance and operational costs as a result of increased regulatory oversight, and the development of additional banking products for Nicolet’s corporate and consumer clients; (xix) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers; (xx) fluctuations in the valuations of Nicolet’s equity investments and the ultimate success of such investments; (xxi) the availability of and access to capital; (xxii) adverse results (including costs, fines, reputational harm, inability to obtain necessary approvals and/or other negative effects) from current or future litigation, regulatory examinations or other legal and/or regulatory actions, including as a result of Nicolet’s participation in and execution of government programs related to the COVID-19 pandemic; and (xxiii) general competitive, economic, political and market conditions. Additional factors which could affect the forward looking statements can be found in Nicolet’s 2022 Annual Report on Form 10-K, as well subsequent filings with the SEC and available on the SEC’s website at www.sec.gov.

All forward-looking statements included in this press release are made as of the date hereof and are based on information available to management at that time. Except as required by law, Nicolet disclaims any obligation to update or revise any forward-looking statement contained in this press release to reflect new information or events or circumstances that occur after the date the forward-looking statements were made.

Nicolet Bankshares, Inc.
Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Assets
Cash and due from banks	$93,462	$121,211	$118,537	$96,189	$183,705
Interest-earning deposits	20,718	33,512	319,745	84,828	212,218
Cash and cash equivalents	114,180	154,723	438,282	181,017	395,923
Certificates of deposit in other banks	11,293	12,518	13,510	15,502	19,692
Securities available for sale, at fair value	1,023,176	917,618	949,597	813,248	852,331
Securities held to maturity, at amortized cost	—	679,128	686,424	695,812	684,991
Other investments	57,482	65,286	79,279	53,269	54,257
Loans held for sale	4,962	1,482	3,709	5,084	9,764
Loans	6,223,732	6,180,499	5,984,437	4,978,654	4,683,315
Allowance for credit losses - loans	(62,412)	(61,829)	(60,348)	(50,655)	(49,906)
Loans, net	6,161,320	6,118,670	5,924,089	4,927,999	4,633,409
Premises and equipment, net	112,569	108,956	106,648	96,656	94,275
Bank owned life insurance (“BOLI”)	166,107	165,137	165,166	136,060	135,292
Goodwill and other intangibles, net	400,277	402,438	407,117	336,721	338,068
Accrued interest receivable and other assets	140,988	138,013	122,095	108,884	102,210
Total assets	$8,192,354	$8,763,969	$8,895,916	$7,370,252	$7,320,212

Liabilities and Stockholders' Equity
Liabilities:
Noninterest-bearing demand deposits	$2,094,623	$2,361,816	$2,477,507	$2,045,732	$1,912,995
Interest-bearing deposits	4,833,956	4,817,105	4,918,395	4,240,534	4,318,125
Total deposits	6,928,579	7,178,921	7,395,902	6,286,266	6,231,120
Short-term borrowings	50,000	317,000	280,000	—	—
Long-term borrowings	197,448	225,342	225,236	196,963	206,946
Accrued interest payable and other liabilities	54,535	70,177	56,315	47,636	45,836
Total liabilities	7,230,562	7,791,440	7,957,453	6,530,865	6,483,902
Stockholders' Equity:
Common stock	147	147	147	134	135
Additional paid-in capital	623,746	621,988	620,392	520,741	524,478
Retained earnings	398,966	407,864	380,263	361,753	337,768
Accumulated other comprehensive income (loss)	(61,067)	(57,470)	(62,339)	(43,241)	(26,071)
Total stockholders' equity	961,792	972,529	938,463	839,387	836,310
Total liabilities and stockholders' equity	$8,192,354	$8,763,969	$8,895,916	$7,370,252	$7,320,212

Common shares outstanding	14,698,265	14,690,614	14,673,197	13,407,375	13,456,741

Nicolet Bankshares, Inc.
Consolidated Statements of Income (Loss) (Unaudited)
	For the Three Months Ended
(In thousands, except per share data)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Interest income:
Loans, including loan fees	$79,142	$76,367	$63,060	$52,954	$51,299
Taxable investment securities	4,961	5,771	5,350	5,135	5,127
Tax-exempt investment securities	1,737	1,915	1,181	647	675
Other interest income	1,536	1,703	1,127	790	817
Total interest income	87,376	85,756	70,718	59,526	57,918
Interest expense:
Deposits	24,937	12,512	4,638	2,410	2,192
Short-term borrowings	3,212	2,624	594	28	—
Long-term borrowings	2,506	2,528	2,496	2,004	1,931
Total interest expense	30,655	17,664	7,728	4,442	4,123
Net interest income	56,721	68,092	62,990	55,084	53,795
Provision for credit losses	3,090	1,850	8,600	750	300
Net interest income after provision for credit losses	53,631	66,242	54,390	54,334	53,495
Noninterest income:
Wealth management fee income	5,512	5,170	5,009	4,992	5,699
Mortgage income, net	1,466	1,311	1,728	2,205	3,253
Service charges on deposit accounts	1,480	1,502	1,589	1,536	1,477
Card interchange income	3,033	3,100	3,012	2,950	2,581
BOLI income	1,200	1,151	966	768	933
Asset gains (losses), net	(38,468)	260	(46)	1,603	1,313
Deferred compensation plan asset market valuations	946	314	(571)	(1,316)	(467)
LSR income, net	1,155	(324)	(517)	(143)	(382)
Other noninterest income	1,832	2,362	1,830	1,536	1,536
Total noninterest income	(21,844)	14,846	13,000	14,131	15,943
Noninterest expense:
Personnel expense	24,328	23,705	24,136	19,681	21,191
Occupancy, equipment and office	8,783	8,246	7,641	6,891	6,944
Business development and marketing	2,121	2,303	2,281	2,057	1,831
Data processing	3,988	3,871	3,664	3,596	3,387
Intangibles amortization	2,161	2,217	1,628	1,347	1,424
FDIC assessments	540	480	480	480	480
Merger-related expense	163	492	519	555	98
Other noninterest expense	2,791	2,675	2,218	1,931	2,195
Total noninterest expense	44,875	43,989	42,567	36,538	37,550
Income (loss) before income tax expense	(13,088)	37,099	24,823	31,927	31,888
Income tax expense (benefit)	(4,190)	9,498	6,313	7,942	7,724
Net income (loss)	$(8,898)	$27,601	$18,510	$23,985	$24,164
Earnings (loss) per common share:
Basic	$(0.61)	$1.88	$1.33	$1.79	$1.77
Diluted	$(0.61)	$1.83	$1.29	$1.73	$1.70
Common shares outstanding:
Basic weighted average	14,694	14,685	13,890	13,402	13,649
Diluted weighted average	14,694	15,110	14,310	13,852	14,215

Nicolet Bankshares, Inc.
Consolidated Financial Summary (Unaudited)
	For the Three Months Ended
(In thousands, except share & per share data)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Selected Average Balances:
Loans	$6,201,780	$6,087,146	$5,391,258	$4,838,535	$4,688,784
Investment securities	1,508,535	1,701,531	1,625,453	1,573,027	1,575,624
Interest-earning assets	7,830,590	7,963,485	7,161,120	6,579,644	6,711,191
Cash and cash equivalents	127,726	179,381	167,550	217,553	568,472
Goodwill and other intangibles, net	401,212	403,243	363,211	337,289	338,694
Total assets	8,570,623	8,688,741	7,856,131	7,273,219	7,519,636
Deposits	7,060,262	7,222,415	6,643,247	6,188,044	6,392,544
Interest-bearing liabilities	5,391,107	5,262,278	4,730,209	4,425,450	4,683,915
Stockholders’ equity (common)	970,108	954,970	890,205	837,975	861,319
Selected Ratios: (1)
Book value per common share	$65.44	$66.20	$63.96	$62.61	$62.15
Tangible book value per common share (2)	$38.20	$38.81	$36.21	$37.49	$37.03
Return on average assets	(0.42)%	1.26%	0.93%	1.32%	1.30%
Return on average common equity	(3.72)	11.47	8.25	11.48	11.38
Return on average tangible common equity (2)	(6.34)	19.85	13.93	19.21	18.75
Average equity to average assets	11.32	10.99	11.33	11.52	11.45
Stockholders’ equity to assets	11.74	11.10	10.55	11.39	11.42
Tangible common equity to tangible assets (2)	7.21	6.82	6.26	7.15	7.14
Net interest margin	2.91	3.39	3.48	3.34	3.23
Efficiency ratio	60.69	52.79	55.62	53.74	54.56
Effective tax rate	32.01	25.60	25.43	24.88	24.22
Selected Asset Quality Information:
Nonaccrual loans	$38,895	$38,080	$38,326	$36,580	$39,670
Other real estate owned - closed branches	1,347	1,347	1,506	4,378	9,019
Other real estate owned	628	628	628	628	797
Nonperforming assets	$40,870	$40,055	$40,460	$41,586	$49,486
Net loan charge-offs (recoveries)	$167	$597	$216	$(149)	$66
Allowance for credit losses-loans to loans	1.00%	1.00%	1.01%	1.02%	1.07%
Net loan charge-offs to average loans (1)	0.01	0.04	0.02	(0.01)	0.01
Nonperforming loans to total loans	0.62	0.62	0.64	0.73	0.85
Nonperforming assets to total assets	0.50	0.46	0.45	0.56	0.68
Stock Repurchase Information:
Common stock repurchased (dollars) (3)	$—	$786	$—	$6,277	$54,420
Common stock repurchased (full shares) (3)	—	10,000	—	67,949	593,713
(1)Income statement-related ratios for partial-year periods are annualized.
(2)See Reconciliation of Non-GAAP Financial Measures below for a reconciliation of these financial measures.
(3)Reflects common stock repurchased under board of director authorizations for the common stock repurchase program.

Nicolet Bankshares, Inc.
Consolidated Loan & Deposit Metrics (Unaudited)
(In thousands)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Period End Loan Composition
Commercial & industrial	$1,330,052	$1,304,819	$1,268,252	$1,118,360	$1,063,300
Owner-occupied commercial real estate (“CRE”)	969,064	954,599	954,933	790,680	794,946
Agricultural	1,065,909	1,088,607	1,017,498	967,192	826,364
Commercial	3,365,025	3,348,025	3,240,683	2,876,232	2,684,610
CRE investment	1,146,388	1,149,949	1,132,951	818,562	807,602
Construction & land development	333,370	318,600	306,446	228,575	211,640
Commercial real estate	1,479,758	1,468,549	1,439,397	1,047,137	1,019,242
Commercial-based loans	4,844,783	4,816,574	4,680,080	3,923,369	3,703,852
Residential construction	134,782	114,392	101,286	69,423	72,660
Residential first mortgage	1,014,166	1,016,935	970,384	785,591	721,107
Residential junior mortgage	177,026	177,332	176,428	148,732	133,817
Residential real estate	1,325,974	1,308,659	1,248,098	1,003,746	927,584
Retail & other	52,975	55,266	56,259	51,539	51,879
Retail-based loans	1,378,949	1,363,925	1,304,357	1,055,285	979,463
Total loans	$6,223,732	$6,180,499	$5,984,437	$4,978,654	$4,683,315

Period End Deposit Composition
Noninterest-bearing demand	$2,094,623	$2,361,816	$2,477,507	$2,045,732	$1,912,995
Interest-bearing demand	1,138,415	1,279,850	1,242,961	1,230,822	1,239,582
Money market	1,886,879	1,707,619	1,769,444	1,411,688	1,500,442
Savings	865,824	931,417	939,832	858,160	841,369
Time	942,838	898,219	966,158	739,864	736,732
Total deposits	$6,928,579	$7,178,921	$7,395,902	$6,286,266	$6,231,120
Brokered transaction accounts	$233,393	$252,829	$252,891	$265,240	$228,079
Brokered time deposits	289,181	339,066	386,101	218,198	180,823
Total brokered deposits	$522,574	$591,895	$638,992	$483,438	$408,902
Customer transaction accounts	$5,752,348	$6,027,873	$6,176,853	$5,281,162	$5,266,309
Customer time deposits	653,657	559,153	580,057	521,666	555,909
Total customer deposits (core)	$6,406,005	$6,587,026	$6,756,910	$5,802,828	$5,822,218

Nicolet Bankshares, Inc.
Net Interest Income and Net Interest Margin Analysis (Unaudited)

	For the Three Months Ended
	March 31, 2023			December 31, 2022			March 31, 2022
	Average		Average	Average		Average	Average		Average
(In thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Commercial-based loans	$5,145,341	$65,512	5.09%	$5,070,077	$63,812	4.92%	$3,920,744	$43,197	4.41%
Retail-based loans	1,056,439	13,674	5.18%	1,017,069	12,594	4.95%	768,040	8,137	4.24%
Total loans (1) (2)	6,201,780	79,186	5.11%	6,087,146	76,406	4.93%	4,688,784	51,334	4.38%
Investment securities (2)	1,508,535	7,246	1.93%	1,701,531	8,302	1.95%	1,575,624	6,158	1.57%
Other interest-earning assets	120,275	1,536	5.11%	174,808	1,703	3.85%	446,783	817	0.73%
Total interest-earning assets	7,830,590	$87,968	4.49%	7,963,485	$86,411	4.27%	6,711,191	$58,309	3.48%
Other assets, net	740,033			725,256			808,445
Total assets	$8,570,623			$8,688,741			$7,519,636
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing core deposits	$4,325,340	$19,587	1.84%	$4,175,671	$8,477	0.81%	$4,009,898	$1,637	0.17%
Brokered deposits	566,282	5,350	3.83%	611,226	4,035	2.62%	459,460	555	0.49%
Total interest-bearing deposits	4,891,622	24,937	2.07%	4,786,897	12,512	1.04%	4,469,358	2,192	0.20%
Wholesale funding	499,485	5,718	4.58%	475,381	5,152	4.27%	214,557	1,931	3.60%
Total interest-bearing liabilities	5,391,107	$30,655	2.30%	5,262,278	$17,664	1.33%	4,683,915	$4,123	0.35%
Noninterest-bearing demand deposits	2,168,640			2,435,518			1,923,186
Other liabilities	40,768			35,975			51,216
Stockholders' equity	970,108			954,970			861,319
Total liabilities and stockholders' equity	$8,570,623			$8,688,741			$7,519,636
Net interest income and rate spread		$57,313	2.19%		$68,747	2.94%		$54,186	3.13%
Net interest margin			2.91%			3.39%			3.23%
Loan purchase accounting accretion (3)		$1,636	0.11%		$1,935	0.09%		$575	0.05%

(1) Nonaccrual loans and loans held for sale are included in the daily average loan balances outstanding.
(2) The yield on tax-exempt loans and tax-exempt investment securities is computed on a tax-equivalent basis using a federal tax rate of 21%, and adjusted for the disallowance of interest expense.
(3) Loan purchase accounting accretion included in Total loans above, and the related impact to net interest margin.

Nicolet Bankshares, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	3/31/2023	12/31/2022	9/30/2022	6/30/2022	3/31/2022
Adjusted net income (loss) reconciliation: (1)
Net income (loss) (GAAP)	$(8,898)	$27,601	$18,510	$23,985	$24,164
Adjustments:
Provision expense (2)	2,340	—	8,000	—	—
Assets (gains) losses, net	38,468	(260)	46	(1,603)	(1,313)
Merger-related expense	163	492	519	555	98
Adjustments subtotal	40,971	232	8,565	(1,048)	(1,215)
Tax on Adjustments (25%)	10,243	58	2,141	(262)	(304)
Adjustments, net of tax	30,728	174	6,424	(786)	(911)
Core banking operations / Adjusted net income (Non-GAAP)	$21,830	$27,775	$24,934	$23,199	$23,253
Diluted earnings (loss) per common share:
Diluted earnings (loss) per common share (GAAP)	$(0.61)	$1.83	$1.29	$1.73	$1.70
Adjusted Diluted earnings per common share (Non-GAAP)	$1.45	$1.84	$1.74	$1.67	$1.64
Tangible assets: (3)
Total assets	$8,192,354	$8,763,969	$8,895,916	$7,370,252	$7,320,212
Goodwill and other intangibles, net	400,277	402,438	407,117	336,721	338,068
Tangible assets	$7,792,077	$8,361,531	$8,488,799	$7,033,531	$6,982,144
Tangible common equity: (3)
Stockholders’ equity (common)	$961,792	$972,529	$938,463	$839,387	$836,310
Goodwill and other intangibles, net	400,277	402,438	407,117	336,721	338,068
Tangible common equity	$561,515	$570,091	$531,346	$502,666	$498,242
Tangible average common equity: (3)
Average stockholders’ equity (common)	$970,108	$954,970	$890,205	$837,975	$861,319
Average goodwill and other intangibles, net	401,212	403,243	363,211	337,289	338,694
Average tangible common equity	$568,896	$551,727	$526,994	$500,686	$522,625
Note: Numbers may not sum due to rounding.
(1)The adjusted net income or core banking operations measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Nicolet and also to aid investors in the comparison of Nicolet’s financial performance to the financial performance of peer banks.
(2)Provision expense for 2023 is attributable to the expected loss on our investment in Signature Bank sub debt, and the provision expense for 2022 is attributable to the Day 2 allowance from the acquisition of Charter Bankshares, Inc.
(3)The ratios of tangible book value per common share, return on average tangible common equity, and tangible common equity to tangible assets exclude goodwill and other intangibles, net. These financial ratios have been included as they are considered to be critical metrics with which to analyze and evaluate financial condition and capital strength.